                                                                    Exhibit 99.7


                     CONSENT OF PERSONS TO BECOME DIRECTORS

     The undersigned hereby consents to the inclusion of her name in this Registration Statement on Form S-1 (File No. 333-39350) as a person to become a director of Ribapharm Inc. upon the consummation of the offering contemplated by this Registration Statement on Form S-1.

December 18, 2001


                                        /s/ Kim Campbell
                                        ----------------



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